Exhibit 99.1

WOW! REPORTS THIRD QUARTER 2021 RESULTS

High-Speed Data Revenue from continuing operations of $103.3 million, up 15% compared to the third quarter of 2020

ENGLEWOOD, Colo. (November 8, 2021) – WideOpenWest, Inc. (“WOW!” or the “Company”) (NYSE: WOW), one of the nation's leading broadband providers, with an efficient, high-performing network that passes 1.9 million residential, business and wholesale consumers, today announced financial and operating results for the third quarter ended September 30, 2021.

Third Quarter 2021 Highlights (1)(2)

●	Total Revenue from continuing operations of $184.0 million, an increase of $0.9 million, compared to the third quarter of 2020
●	HSD Revenue from continuing operations totaled $103.3 million, an increase of $13.2 million, or 15%, compared to the third quarter of 2020
●	Net Loss from continuing operations was $21.2 million for the quarter ended September 30, 2021
●	Pro Forma Adjusted EBITDA was $66.7 million, an increase of $3.8 million, or 6%, compared to the third quarter of 2020
●	Pro Forma Adjusted EBITDA margin of 36.3% compared to 34.4% for the third quarter of 2020
●	Free Cash Flow totaled $30.7 million
●	Added 1,600 HSD RGUs
●	Completed the sale of five service areas in two separate transactions totaling $1.8 billion(2)

Year-to-Date 2021 Highlights (1)(2)

●	Total Revenue from continuing operations of $547.4 million, an increase of $4.2 million, or 1%, compared to the corresponding period of 2020
●	HSD Revenue from continuing operations totaled $298.6 million, an increase of $35.2 million, or 13%, compared to the corresponding period of 2020
●	Net Loss from continuing operations was $66.4 million for the nine months ended September 30, 2021
●	Pro Forma Adjusted EBITDA was $192.6 million, an increase of $21.0 million, or 12%, compared to the corresponding period of 2020
●	Pro Forma Adjusted EBITDA margin of 35.2% compared to 31.6% for the corresponding period of 2020
●	Free Cash Flow totaled $72.1 million
●	Added 10,700 HSD RGUs

"Our strong third quarter results highlight the strength of our core business following the divestiture of five service areas.  We continued to produce topline growth driven by high-speed data revenue from continuing operations which increased 15% from the same period last year," said Teresa Elder, WOW!'s CEO. "We are also now in a great position, given the significant reduction in our debt, to invest in growth and accelerate our broadband-first strategy."

"WOW!'s growth in high-speed data revenue from continuing operations, coupled with an increase in pro forma adjusted EBITDA and our strengthened balance sheet, brings our leverage ratio to a historic low of 2.6x," said John Rego, WOW!'s CFO. "With positive free cash flow, we are excited about the opportunity to further grow our business, driving additional value for our customers, employees and shareholders."

(1)	Refer to “Non-GAAP Financial Measures” “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures,” and “Subscriber Information” in this Press Release for definitions and information related to Pro Forma Adjusted EBITDA, Free Cash Flow and reconciliation of non-GAAP measures to the closest comparable GAAP measures and why our management thinks it is beneficial to present such non-GAAP measures.
(2)	On June 30, 2021, the Company announced the pending sale of certain assets together with certain liabilities of five service areas. On September 1, 2021 and November 1, 2021, the Company announced the completion of the sale of two and three of the five service areas, respectively. For presentation purposes related to this announcement, the related assets, liabilities and financial results of these five service areas were classified as discontinued operations. Refer to tables that follow for the reconciliation of continuing and discontinued operations.

Revenue

Total Revenue from continuing operations was $184.0 million for the quarter ended September 30, 2021, up $0.9 million, as compared to the corresponding period in 2020.

Total Subscription Revenue from continuing operations for the quarter ended September 30, 2021 was $170.3 million, up $1.3 million, or 1%, as compared to the corresponding period in 2020. The increase was driven by an increase in average revenue per unit (“ARPU”) as HSD customers continue to purchase higher speed tiers; coupled with HSD and Video rate increases issued in 2021 and an increase in volume attributable exclusively to the addition of HSD subscribers. These increases were partially offset by a shift in service offering mix as the Company continues to experience a reduction in Video and Telephony RGUs.

Other Business Services Revenue from continuing operations totaled $5.6 million for the quarter ended September 30, 2021, down $0.2 million as compared to the corresponding period in 2020. The decrease is primarily due to a decrease in data center revenue.

Other Revenue from continuing operations totaled $8.1 million for the quarter ended September 30, 2021, down $0.2 million as compared to the corresponding period in 2020, primarily due to decreases in line assurance revenue and service call fee revenue, partially offset by a slight increase in advertising revenue.

Costs and Expenses

Operating Expenses (excluding Depreciation and Amortization) from continuing operations totaled $93.4 million for the quarter ended September 30, 2021, down $6.3 million, or 6%, compared to the corresponding period in 2020 primarily due to lower direct expenses, specifically programming expense, which aligns with the reduction in Video RGUs between periods. Selling, General, and Administrative expenses from continuing operations totaled $44.8 million for the quarter ended September 30, 2021, up $4.6 million, or 11%, compared to the corresponding period in 2020 primarily due to increases in marketing, compensation (including stock compensation), and professional service and legal expenses, partially offset by decreases in costs associated with digital transformation initiatives.

Net (Loss) Income

Net Loss from continuing operations for the quarter ended September 30, 2021 was $21.2 million as compared to $20.3 million for the quarter ended September 30, 2020.

Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA for the quarter ended September 30, 2021 was $66.7 million, an increase of $3.8 million, compared to the corresponding period in 2020. Pro Forma Adjusted EBITDA margin was 36.3% for the quarter ended September 30, 2021 as compared to 34.4% for the quarter ended September 30, 2020.

Subscribers

WOW! reported Total Subscribers from continuing operations of 531,600 as of September 30, 2021, an increase of 6,800, or 1%, compared to September 30, 2020, up 1,000 compared to June 30, 2021. HSD RGUs totaled 509,500 as of September 30, 2021, an increase of 12,900, or 3%, compared to September 30, 2020, up 1,600 compared to June 30, 2021.

Edge-Outs

Edge-Out Projects from continuing operations reached a total of 78,000 homes passed and 19,000 Subscribers since inception.

The 2019 Edge-Out projects from continuing operations include 1,900 Subscribers, which represents 18.8% penetration on such nodes. The 2020 Edge-Out projects from continuing operations include 700 Subscribers, which represents 20.6% penetration on such nodes. The 2021 Edge-Out projects from continuing operations include 400 Subscribers, which represents 21.1% penetration on such nodes.

Capital Expenditures

Capital Expenditures from continuing operations totaled $40.7 million for the quarter ended September 30, 2021, representing a $5.9 million increase compared to the quarter ended September 30, 2020. The slight increase is primarily due to an increase in expenditures related to customer premise equipment (“CPE”) and network enhancements focused on increasing bandwidth capacity, standardization and reliability to meet the needs of our customers. Capital Expenditures from continuing operations for the quarter ended September 30, 2021 equates to 22% of Total Revenue from continuing operations for the quarter ended September 30, 2021.

Liquidity and Leverage

As of September 30, 2021, the total outstanding amount of long-term debt and finance lease obligations was $1.1 billion, and cash and cash equivalents were $59.6 million. Total Net Leverage as of September 30, 2021, was 2.6X on a LTM Pro Forma Adjusted EBITDA basis and undrawn revolver capacity totaled $270.7 million. Free Cash Flow was $30.7 million for the quarter ended September 30, 2021.

Webcast

WOW! will host a webcast on Monday, November 8, 2021, at 8:00 a.m. Eastern to discuss the financial and operating results contained in this press release. The conference call and webcast will be broadcast live on the Company’s investor relations website at ir.wowway.com. Those parties interested in participating can use the information as follows:

Call Date:	Monday, November 8, 2021	Call Time:	8:00 a.m. Eastern
Dial In:	(888) 330-3556	International:	(646) 960-0826
Conf. ID:	4844814

A replay of the call will be available on November 8, 2021, at 11:00 a.m. ET, on the investor relations website or by telephone. To access the telephone replay, which will be available until November 19, 2021, at 11:59 p.m. ET, please dial (800) 770-2030 or (647) 362-9199 and use conference ID 4844814.

Investor Day

WOW! will host a virtual investor day on Thursday, December 9, 2021, at 12:30 p.m. Eastern. The webcast and presentation materials will be accessible through WOW!’s investor relations website at ir.wowway.com. Additional details regarding the Investor Day, including the agenda and list of speakers will be announced prior to the event.

. WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
	2021	2020

	(in millions, except share data)
Assets
Current assets
Cash and cash equivalents	$59.6	$12.4
Accounts receivable—trade, net of allowance for doubtful accounts of $5.7 and $6.7, respectively	39.5	44.4
Accounts receivable—other, net	10.3	2.8
Prepaid expenses and other	28.3	16.0
Current assets held for sale	15.5	39.2
Total current assets	153.2	114.8
Right-of-use lease assets—operating	18.8	22.1
Property, plant and equipment, net	718.8	720.9
Franchise operating rights	620.2	620.1
Goodwill	225.1	225.1
Intangible assets subject to amortization, net	1.7	1.9
Other non-current assets	42.3	42.1
Non-current assets held for sale	337.1	740.0
Total assets	$2,117.2	$2,487.0
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable—trade	$49.9	$32.4
Accrued interest	2.1	4.0
Current portion of long-term lease liability—operating	6.0	5.8
Accrued liabilities and other	185.8	79.7
Current portion of long-term debt and finance lease obligations	33.9	37.5
Current portion of unearned service revenue	28.5	28.6
Current liabilities held for sale	17.5	47.9
Total current liabilities	323.7	235.9
Long-term debt and finance lease obligations—less current portion and debt issuance costs	1,109.9	2,228.5
Long-term lease liability—operating	14.9	19.0
Deferred income taxes, net	306.0	200.6
Other non-current liabilities	23.5	13.1
Non-current liabilities held for sale	2.0	2.3
Total liabilities	1,780.0	2,699.4
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, $0.01 par value, 100,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 95,994,859 and 95,187,161 issued as of September 30, 2021 and December 31, 2020, respectively; 87,191,153 and 86,847,797 outstanding as of September 30, 2021 and December 31, 2020, respectively	1.0	1.0
Additional paid-in capital	345.0	333.8
Accumulated other comprehensive income (loss)	—	(6.5)
Accumulated income (deficit)	79.9	(460.0)
Treasury stock at cost, 8,803,706 and 8,339,364 shares as of September 30, 2021 and December 31, 2020, respectively	(88.7)	(80.7)
Total stockholders’ equity (deficit)	337.2	(212.4)
Total liabilities and stockholders’ equity (deficit)	$2,117.2	$2,487.0

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED

(unaudited)

	Three months ended			Three months ended
	September 30, 2021			September 30, 2020
	Continued	Discontinued	Total	Continued	Discontinued	Total

	(in millions, except per share data)
Revenue:
HSD	$103.3	$46.4	$149.7	$90.1	$52.5	$142.6
Video	52.8	27.8	80.6	63.0	40.9	103.9
Telephony	14.2	5.3	19.5	15.9	7.1	23.0
Total subscription services revenue	170.3	79.5	249.8	169.0	100.5	269.5
Other business services	5.6	0.6	6.2	5.8	0.5	6.3
Other	8.1	3.6	11.7	8.3	4.6	12.9
Total revenue	184.0	83.7	267.7	183.1	105.6	288.7

Costs and expenses:
Operating (excluding depreciation and amortization)	93.4	28.9	122.3	99.7	40.3	140.0
Selling, general and administrative	44.8	5.2	50.0	40.2	5.6	45.8
Depreciation and amortization	42.3	—	42.3	38.2	20.0	58.2
	180.5	34.1	214.6	178.1	65.9	244.0
Income from operations	3.5	49.6	53.1	5.0	39.7	44.7
Other income (expense):
Interest (expense) income	(22.4)	—	(22.4)	(32.2)	—	(32.2)
Gain (loss) on sale of assets, net	0.1	689.9	690.0	(0.3)	—	(0.3)
Other income, net	1.8	—	1.8	0.8	—	0.8
(Loss) income before provision for income taxes	(17.0)	739.5	722.5	(26.7)	39.7	13.0
Income tax (expense) benefit	(4.2)	(200.4)	(204.6)	6.4	(10.4)	(4.0)
Net (loss) income	$(21.2)	$539.1	$517.9	$(20.3)	$29.3	$9.0

(Loss) earnings per share
Basic	$(0.26)	$6.50	$6.24	$(0.28)	$0.39	$0.11
Diluted	$(0.26)	$6.50	$6.24	$(0.28)	$0.39	$0.11
Weighted-average common shares outstanding
Basic	82,973,519			81,771,279
Diluted	82,973,519			81,771,279

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED

(unaudited)

	Nine months ended			Nine months ended
	September 30, 2021			September 30, 2020
	Continued	Discontinued	Total	Continued	Discontinued	Total

	(in millions, except per share data)
Revenue:
HSD	$298.6	$160.2	$458.8	$263.4	$153.1	$416.5
Video	164.5	101.1	265.6	187.5	122.3	309.8
Telephony	43.8	18.8	62.6	50.0	21.7	71.7
Total subscription services revenue	506.9	280.1	787.0	500.9	297.1	798.0
Other business services	16.9	1.6	18.5	17.7	1.5	19.2
Other	23.6	12.2	35.8	24.6	13.4	38.0
Total revenue	547.4	293.9	841.3	543.2	312.0	855.2

Costs and expenses:
Operating (excluding depreciation and amortization)	286.9	106.1	393.0	306.6	127.7	434.3
Selling, general and administrative	132.8	10.7	143.5	125.0	11.5	136.5
Depreciation and amortization	126.0	41.0	167.0	111.5	59.3	170.8
	545.7	157.8	703.5	543.1	198.5	741.6
Income from operations	1.7	136.1	137.8	0.1	113.5	113.6
Other income (expense):
Interest (expense) income	(82.6)	0.4	(82.2)	(98.1)	—	(98.1)
Gain on sale of assets, net	—	690.1	690.1	0.3	0.1	0.4
Other income, net	2.4	0.1	2.5	1.5	0.1	1.6
(Loss) income before provision for income taxes	(78.5)	826.7	748.2	(96.2)	113.7	17.5
Income tax (expense) benefit	12.1	(220.4)	(208.3)	21.8	(28.0)	(6.2)
Net (loss) income	$(66.4)	$606.3	$539.9	$(74.4)	$85.7	$11.3

(Loss) earnings per share
Basic	$(0.80)	$7.34	$6.54	$(0.94)	$1.08	$0.14
Diluted	$(0.80)	$7.34	$6.54	$(0.94)	$1.08	$0.14
Weighted-average common shares outstanding
Basic	82,615,949			81,475,814
Diluted	82,615,949			81,475,814

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended
	September 30,
	2021	2020

	(in millions)
Cash flows from operating activities:
Net income	$539.9	$11.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	167.0	170.8
Deferred income taxes	103.3	4.5
Provision for doubtful accounts	8.3	14.3
Gain on sale of Ohio markets	(689.6)	—
Gain on sale of assets, net	(0.5)	(0.4)
Amortization of debt issuance costs and discount	3.6	3.6
Non-cash compensation	11.6	8.3
Other non-cash items	(0.2)	—
Changes in operating assets and liabilities:
Receivables and other operating assets	(19.0)	(23.0)
Payables and accruals	115.1	10.7
Net cash provided by operating activities	$239.5	$200.1
Cash flows from investing activities:
Capital expenditures	$(167.4)	$(166.3)
Proceeds from sale of Ohio markets, net	1,112.5	—
Other investing activities	1.3	(0.6)
Net cash provided by (used in) investing activities	$946.4	$(166.9)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$37.0	$91.0
Payments on long-term debt and finance lease obligations	(1,167.8)	(111.3)
Purchase of shares	(7.9)	(1.0)
Net cash used in financing activities	$(1,138.7)	$(21.3)
Increase in cash and cash equivalents	47.2	11.9
Cash and cash equivalents, beginning of period	12.4	21.0
Cash and cash equivalents, end of period	$59.6	$32.9
Supplemental disclosures of cash flow information:
Cash paid during the periods for interest	$81.9	$93.4
Cash paid (received) during the periods for income taxes, net	$2.2	$(3.4)
Non-cash operating activities:
Operating lease additions	$1.0	$5.5
Non-cash financing activities:
Finance lease additions	$5.1	$13.3
Capital expenditure accounts payable and accruals	$24.7	$13.7

About WOW!

WOW! is one of the nation’s leading broadband providers, with an efficient, high-performing network that passes 1.9 million residential, business and wholesale consumers. WOW! provides services in 14 markets, primarily in the Midwest and Southeast, including Michigan, Alabama, Tennessee, South Carolina, Florida and Georgia. With an expansive portfolio of advanced services, including high-speed Internet services, cable TV, phone, business data, voice, and cloud services, the company is dedicated to providing outstanding service at affordable prices. WOW! also serves as a leader in exceptional human resources practices, having been recognized seven times by the National Association for Business Resources as a Best & Brightest Company to Work For, winning the award for the last three consecutive years. Visit www.wowway.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors and other risks that could cause our actual results to differ materially are set forth in the section entitled “Risk Factors” in our Annual Report filed on Form 10-K with the Securities and Exchange Commission (“SEC”) and other reports subsequently filed with the SEC. Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this report are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

The Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Free Cash Flow. These terms, as defined herein, are not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These terms may vary from the use of similar terms by other companies in our industry due to different methods of calculation and therefore are not necessarily comparable.

We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance. We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake Capital Expenditures. We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA eliminates the impact of expenses that do not relate to overall business performance and is defined by WOW! as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance, operating cash flows or liquidity. Pro Forma Adjusted EBITDA takes into account the recent sales of five service areas as though such transactions had occurred prior to the periods presented.

Free Cash Flow is defined as Net Cash Provided by Operating Activities less Capital Expenditures. Free Cash Flow presents the cash generated or used by the business in a given period.

Refer to “Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for a reconciliation of Adjusted EBITDA to Net Income, and Net Cash Provided by Operating Activities to Free Cash Flow which are most directly comparable to their corresponding GAAP financial measure.

Subscriber Information

The Company uses the terms defined below throughout this release.

Homes passed are reported as the number of serviceable addresses, such as single residence homes, apartments and condominium units, and businesses passed by our broadband network and listed in our database.

We deliver multiple services to our customers, as such we report Total Subscribers as the number of Subscribers who receive at least one of our HSD, Video or Telephony services, without regard to which or how many services they subscribe. We define each of the individual HSD Subscribers, Video Subscribers and Telephony Subscribers as a Revenue Generating Unit (“RGU”).

While we take appropriate steps to ensure subscriber information is presented on a consistent and accurate basis at any given balance sheet date, we periodically review our policies in light of the variability we may encounter across our different markets due to the nature and pricing of products and services and billing systems. Accordingly, we may from time to time make appropriate adjustments to our subscriber information based on such reviews.

WIDEOPENWEST, INC. AND SUBSIDIARIES

Reconciliations of GAAP Measures to Non-GAAP Measures

(unaudited)

The following table provides a reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to Net Income for the periods presented:

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020

	(in millions)
Net Income	$517.9	$9.0	$539.9	$11.3
Depreciation and amortization	42.3	58.2	167.0	170.8
Interest expense	22.4	32.2	82.2	98.1
(Gain) loss on sale of assets, net	(690.0)	0.3	(690.1)	(0.4)
Non-recurring professional fees, M&A integration and restructuring expense	8.7	8.0	22.4	21.2
Non-cash stock compensation	4.5	2.6	11.6	8.3
Other income, net	(1.8)	(0.8)	(2.5)	(1.6)
Income tax expense	204.6	4.0	208.3	6.2
Adjusted EBITDA	$108.6	$113.5	$338.8	$313.9

Pro Forma Adjustments
Less: Adjusted EBITDA attributable to disposed service areas	(41.9)	(50.6)	(146.2)	(142.3)
Pro Forma Adjusted EBITDA	$66.7	$62.9	$192.6	$171.6

The following table provides a reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow for the periods presented:

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020

	(in millions)
Net Cash Provided by Operating Activities	$82.6	$72.8	$239.5	$200.1
Less: Capital Expenditures	(51.9)	(51.1)	(167.4)	(166.3)
Free Cash Flow	$30.7	$21.7	$72.1	$33.8

WIDEOPENWEST, INC. AND SUBSIDIARIES

Capital Expenditures and Subscriber Information

(unaudited)

The following table provides additional information regarding our Capital Expenditures for the periods presented:

	Three months ended			Three months ended
	September 30, 2021			September 30, 2020
	Continuing	Discontinued	Total	Continuing	Discontinued	Total

	(in millions)
Capital Expenditures
Customer premise equipment	$18.7	$7.8	$26.5	$15.2	$12.3	$27.5
Scalable infrastructure	7.7	0.9	8.6	8.7	0.4	9.1
Line extensions	4.1	0.5	4.6	1.8	0.9	2.7
Support capital and other	10.2	2.0	12.2	9.1	2.7	11.8
Total	$40.7	$11.2	$51.9	$34.8	$16.3	$51.1
Capital expenditures included in total related to:
Edge-outs	$1.4	$0.2	$1.6	$1.1	$0.7	$1.8
Business services	$3.3	$0.6	$3.9	$2.1	$0.7	$2.8

The following table provides additional information regarding our Capital Expenditures for the periods presented:

	Nine months ended			Nine months ended
	September 30, 2021			September 30, 2020
	Continuing	Discontinued	Total	Continuing	Discontinued	Total

	(in millions)
Capital Expenditures
Customer premise equipment	$55.2	$27.6	$82.8	$62.9	$35.0	$97.9
Scalable infrastructure	30.3	3.2	33.5	21.1	0.8	21.9
Line extensions	11.5	2.9	14.4	11.1	0.8	11.9
Support capital and other	29.2	7.5	36.7	26.3	8.3	34.6
Total	$126.2	$41.2	$167.4	$121.4	$44.9	$166.3
Capital expenditures included in total related to:
Edge-outs	$3.2	$1.4	$4.6	$5.0	$1.5	$6.5
Business services	$10.8	$2.7	$13.5	$11.2	$1.0	$12.2

The following table provides an unaudited summary of our continuing operations subscriber information:

	September 30,	December 31,	March 31,	June 30,	September 30,
	2020	2020 (1)	2021	2021	2021
Homes Passed	1,852,500	1,871,800	1,873,900	1,877,300	1,880,900
Total Subscribers	524,800	522,900	528,000	530,600	531,600
HSD RGUs	496,600	498,800	504,900	507,900	509,500
Video RGUs	203,500	189,400	178,800	169,300	158,600
Telephony RGUs	113,900	110,400	108,000	105,600	102,400
Total RGUs	814,000	798,600	791,700	782,800	770,500

(1)	The Company combined certain billing systems during the second quarter of 2021, which standardized the statistical reporting of key metrics. The standardized reporting led to the following increases (decreases) at December 31, 2020: Homes passed 15,400, Total subscribers (4,200), HSD RGUs (700), Video RGUs (1,800), Telephony RGUs (600), and Total RGUs (3,100).

Additional Information Available on Website:

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which will be posted on of our investor relations website at ir.wowway.com, when it is filed with the Securities and Exchange Commission (the "SEC"). A slide presentation to accompany the conference call and a trending schedule containing historical customer and financial data will also be available on our website.

Contact:
Andrew Posen
Vice President, Head of Investor Relations
303-927-4935
andrew.posen@wowinc.com

Debra Havins

Senior Director, Corporate Communications

720-527-8214

debra.havins@wowinc.com